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Exhibit (99.2)

FINANCEMENT-QUÉBEC
FINANCIAL STATEMENTS
FOR THE YEAR ENDED
MARCH 31, 2006

Table of Contents

MANAGEMENT'S REPORT	2
AUDITOR'S REPORT	3
FINANCIAL STATEMENTS	4
INCOME AND RETAINED EARNINGS	4
BALANCE SHEET	5
CASH FLOWS	6
NOTES TO THE FINANCIAL STATEMENTS	7

Financement-Québec

2005-2006
Financial Statements

MANAGEMENT'S REPORT

The financial statements of Financement-Québec have been drawn up by the management of the Corporation, which is responsible for their preparation and their presentation, including significant judgements and estimates. This responsibility includes choosing appropriate accounting practices that satisfy Canadian generally accepted accounting principles. The financial information contained in the rest of the operational report agrees with the information given in the financial statements.

To carry out its responsibilities, the management of the Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that assets are protected and that operations are correctly accounted for in a timely fashion, are duly approved and are such as to produce reliable financial statements.

The management of the Corporation acknowledges that it is responsible for managing the affairs of the Corporation in accordance with the laws and regulations that govern it.

The Board of Directors must oversee how the Corporation's management carries out its responsibilities in terms of financial information and it has approved the financial statements.

The Auditor General of Québec has audited the Corporation's financial statements in accordance with Canadian generally accepted accounting standards, and his report sets out the nature and extent of this audit and expresses his opinion.

Original signed Executive Vice President
Original signed President and Chief Executive Officer

Québec City, May 30, 2006

Financement-Québec

2005-2006
Financial Statements

AUDITOR'S REPORT

To the Minister of Finance,

I have audited the balance sheet of Financement-Québec as at March 31, 2006 and the statement of income and retained earnings as well as the statement of cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2006 and the results of its operations and its cash flows for the year then ended, in accordance with Canadian generally accepted accounting principles. As required by the Auditor General Act (R.S.Q., c. V-5.01), I report that, in my opinion, these principles have been applied on a basis consistent with that of the preceding year.

Auditor General of Québec,

Original signed Renaud Lachance, CA

Québec City, May 30, 2006

Financement-Québec

2005-2006
Financial Statements

FINANCIAL STATEMENTS

INCOME AND RETAINED EARNINGS
For the fiscal year ended March 31, 2006

	2006	2005
	(Thousands of dollars)
NET INTEREST INCOME
Interest on loans	517 404	469 274
Amortization of discounts and premiums on loans	668	608
Interest on borrowings and advances	(524 203)	(474 801)
Amortization of discounts and premiums on borrowings and advances	8 233	8 311
Interest on current investments	4 183	5 627

	6 285	9 019

OTHER OPERATIONS
Net issue expenses charged to borrowers	5 661	3 756
Administration expenses charged to borrowers	2 543	2 054

	8 204	5 810

	14 489	14 829

OPERATION AND ADMINISTRATION EXPENSES
Wages, salaries and allowances	245	231
Professional, administrative and other services	89	77
Transportation and communications	—	2
Agreement with the Financing Fund	577	572
Depreciation of tangible fixed assets	1	2
Other	10	12

	922	896

NET EARNINGS	13 567	13 933
RETAINED EARNINGS AT THE BEGINNING	53 081	39 148

RETAINED EARNINGS AT THE END	66 648	53 081

Financement-Québec

2005-2006
Financial Statements

BALANCE SHEET

	March 31, 2006	March 31, 2005
(Thousands of dollars)
ASSETS
Loans (note 3)	11 014 245	9 538 971
Accrued interest on loans	171 082	164 499

	11 185 327	9 703 470
Cash position	100	5 959
Accounts receivable	302	222
Tangible fixed assets	—	1

	11 185 729	9 709 652

LIABILITIES
Borrowings (note 4)	9 914 680	7 695 580
Advances from the Consolidated Revenue Fund (note 5)	1 011 154	1 757 922
Accrued interest on borrowings and advances	168 852	162 418
Deferred premiums and discounts on borrowings and advances	12 534	20 768
Accounts payable	56	7 516
Deferred income	1 805	2 367

	11 109 081	9 646 571
EQUITY
Capital stock (note 7)	100	100
Contributed surplus	9 900	9 900
Retained earnings	66 648	53 081

	11 185 729	9 709 652

The notes are an integral part of the financial statements.

FOR THE BOARD OF DIRECTORS
Original signed Executive Vice President
Original signed President and Chief Executive Officer

Financement-Québec

2005-2006
Financial Statements

CASH FLOWS
For the fiscal year ended March 31, 2006

	2006	2005
(Thousands of dollars)
OPERATING ACTIVITIES
Net earnings	13 567	13 933
Adjustments for:
Amortization of discounts and premiums on loans	(668)	(608)
Amortization of discounts and premiums on borrowings and advances	(8 233)	(8 311)
Depreciation of tangible fixed assets	1	2

	4 667	5 016

Changes in non-cash items related to operating activities:
Accrued interest on loans	(6 583)	(8 565)
Accounts receivable	(80)	1
Accrued interest on borrowings and advances	6 434	26 006
Accounts payable	(7 460)	7 461
Deferred income	(562)	(616)

	(8 251)	24 287

Cash flows from operating activities	(3 584)	29 303

INVESTING ACTIVITIES
Loans	(2 548 898)	(2 054 163)
Loan repayments	1 074 292	494 360

Cash flows from investing activities	(1 474 606)	(1 559 803)

FINANCING ACTIVITIES
Short-term borrowings	7 896 285	8 861 339
Long-term borrowings	2 000 000	1 900 000
Repayments of advances from the Consolidated Revenue Fund	(746 769)	(3 848)
Repayments of short-term borrowings	(7 677 185)	(9 221 076)

Cash flows from financing activities	1 472 331	1 536 415

CHANGE IN CASH AND CASH EQUIVALENTS	(5 859)	5 915
CASH AND CASH EQUIVALENTS AT THE BEGINNING	5 959	44

CASH AND CASH EQUIVALENTS AT THE END (note 8)	100	5 959

The notes are an integral part of the financial statements.

Financement-Québec

2005-2006
Financial Statements

NOTES TO THE FINANCIAL STATEMENTS

1.     CONSTITUTION, PURPOSE AND FINANCING

Financement-Québec (the Corporation) was incorporated under the Act respecting Financement-Québec (R.S.Q., c. F-2.01) which entered into force on October 1, 1999. The Corporation is a legal person with share capital and is a mandatary of the State.

The Corporation's main purpose is to supply financial services to public organizations covered by its act of incorporation. It finances them directly by granting them loans or by issuing debt securities on their behalf. It advises them to facilitate their access to credit and to minimize their financing costs and, to that end, it develops financing programs. It may also manage the financial risks of these organizations, in particular cash flow risks and exchange risks. The Corporation may also provide public organizations with technical services regarding financial analysis and management.

The Corporation charges loan issuance expenses to borrowers to offset those incurred by the Corporation on borrowings made. The Corporation also charges administration expenses to borrowers. The level of expenses charged is subject to government approval.

Financement-Québec issues debt securities that are guaranteed by the Québec government.

Financement-Québec is subject neither to Québec nor to Canadian income tax.

Financement-Québec

2005-2006
Financial Statements

2.     ACCOUNTING PRINCIPLES

In accordance with Canadian generally accepted accounting principles, the preparation of the Corporation's financial statements requires that management make use of accounting estimates and assumptions. These have an impact on the recognition of assets and liabilities, the presentation of assets and contingency liabilities on the date of the financial statements and the recognition of revenues and expenses during the period covered by the financial statements. The actual results may differ from these estimates.

Tangible Fixed Assets

Computer hardware held by Financement-Québec is recorded at acquisition cost and depreciated over its useful life using the straight-line method at a rate of 20%.

Deferred Income and Expenses

Deferred income and expenses are amortized over the remaining term of each security using the straight-line method.

Currency Translation

Borrowings and advances from the Consolidated Revenue Fund denominated in foreign currencies and repayable in Canadian currency under currency swap contracts are valued at the exchange rate stipulated in such contracts.

Cash and Cash Equivalents

The Corporation presents, under cash and cash equivalents, bank balances and current investments that are easily convertible in the short term into a known amount of cash whose value is not likely to change significantly.

Financement-Québec

2005-2006
Financial Statements

3.     LOANS

	March 31, 2006	March 31, 2005
(Thousands of dollars)
Borrowers
School boards	4 055 874	3 631 760
General and vocational colleges	1 397 474	1 280 028
Institutions and development agencies of the health and social services network	3 822 944	3 340 249
University institutions and others	1 737 953	1 286 934

	11 014 245	9 538 971

Repayable in Canadian currency

Due in Fiscal year	Amount	Amount
2006	—	525 816
2007	807 972	856 729
2008	350 455	374 855
2009	1 689 158	1 814 014
2010	1 952 933	2 088 622
2011 - 2031	6 213 727	3 878 935

	11 014 245	9 538 971

Maturities and interest rates on loans made by the Corporation are, with a few exceptions, identical to those of advances received from the Consolidated Revenue Fund and the borrowings contracted for this purpose taking into consideration currency and interest rate swap contracts. However, depending on the amounts available, the Corporation may make new loans from the repayments of matured loans. These new loans are made at interest rates and maturities that may differ from the conditions of the advance or borrowing initially received.

The balance of discounts and premiums on loans to be amortized over subsequent years was $1 917 502 as at March 31, 2006.

Financement-Québec

2005-2006
Financial Statements

4.     BORROWINGS

	March 31, 2006		March 31, 2005

(Thousands of dollars)
Repayable in Canadian currency

Due in Fiscal year	Amount	Rate (%)	Amount
2006	—	—	168 300
2007	1 385 580	5.2236 to 6.456;[1]	998 180
2008	500 000	3.74 to 4.107; variable[2]	500 000
2009	1 105 500	4.7814 to 5.9515; variable[2]	1 105 500
2010	1 500 000	3.849 to 4.8683; variable[2]	1 500 000
2011	400 000	3.779 to 4.2075	—
2012	1 900 000	4.16 to 5.2764; variable[2]	1 000 000
2013	200 000	4.875 to 5.0625	200 000
2014	500 000	4.25 to 4.26; variable[2]	—
2015	200 000	4.5745 to 4.7203	200 000
2016	509 400	4.2978 to 6.393	309 400

	8 200 480		5 981 380
Plus:
Currency swap contracts in Canadian currency	1 714 200		1 714 200

Total in Canadian currency	9 914 680		7 695 580

Repayable in United States currency

Due in Fiscal year	Amount	Rate (%)	Amount
2013	782 000	5.391 to 5.82	782 000
Less:
Currency swap contracts in Canadian currency	782 000		782 000

Total in United States currency	—		—

Carry forward	9 914 680		7 695 580

Financement-Québec

2005-2006
Financial Statements

	March 31, 2006		March 31, 2005

(Thousands of dollars)
Balance forward	9 914 680		7 695 580

Repayable in euros

Due in Fiscal year	Amount	Rate (%)	Amount
2009	932 200	4.9005 to 5.861; variable[3]	932 200
Less:
Currency swap contracts in Canadian currency	932 200		932 200

Total in euros	—		—

Total borrowings	9 914 680		7 695 580

All these borrowings are repayable solely at maturity. Borrowings maturing during the fiscal year ending March 31, 2007 include $387.4 million in short-term borrowings and $998.2 million in long-term borrowings. Borrowings maturing as of the fiscal year ending March 31, 2008 are long-term borrowings. All long-term borrowings are guaranteed by Québec.

1
Short-term borrowings bear interest at rates varying from 3.74971% to 3.75699%.

2
Rate of 3-month bankers' acceptances plus 0.065%, 0.268%, 0.1%, 0.005% and 0.075%.

3
Rate of 3-month bankers' acceptances plus 0.387706% and 0.319%.

Financement-Québec

2005-2006
Financial Statements

5.     ADVANCES FROM THE CONSOLIDATED REVENUE FUND

	March 31, 2006		March 31, 2005

(Thousands of dollars)
Repayable in Canadian currency

Due in Fiscal year	Amount	Rate (%)	Amount
2006	—	—	742 919
2008	395 508	6.50	395 508
2009	5 000	6.98	5 000
2010	389 073	5.50 to 11.00	389 647
2012	65 962	9.5	67 496
2023	152 145	9.375	153 886

	1 007 688		1 754 456
Plus:
Currency swap contracts in Canadian currency	3 466		3 466

Total in Canadian currency	1 011 154		1 757 922

Repayable in United States currency

Due in Fiscal year	Amount	Rate (%)	Amount
2007	3 466	Variable[1]	3 466
Less:
Currency swap contracts in Canadian currency	3 466		3 466

Total in United States currency	—		—

Total advances from the Consolidated Revenue Fund	1 011 154		1 757 922

1
Rate of 3-month bankers' acceptances plus 0.277%.

Financement-Québec

2005-2006
Financial Statements

The amounts of principal payments to be made on advances from the Consolidated Revenue Fund over the next five fiscal years are as follows:

Fiscal year	Amount
(Thousands of dollars)
2007	7 315
2008	399 356
2009	8 848
2010	390 624
2011	3 274

6.     FINANCIAL INSTRUMENTS

Financement-Québec uses interest rate swap contracts to manage interest rate risks on its financial intermediation activities. Interest rate swap contracts give rise to the periodic exchange of interest payments without an exchange of the reference face amount on which the payments are based and are recorded as an adjustment to the interest expense on the hedged borrowing instrument. The volume of interest rate swap contracts in Canadian currency as at March 31, 2006 is $13 960 million (March 31, 2005: $10 719 million).

Financement-Québec also uses currency swap contracts to manage its risk exposure under certain borrowing instruments denominated in foreign currencies. The Corporation shows currency swap contracts as hedging of its firm commitments to pay the principal and interest on the debt denominated in foreign currencies, failing which it would be exposed to a foreign exchange risk. Exchange gains and losses on the principal covered by swap contracts are offset by corresponding exchange losses and gains on the debt denominated in foreign currencies.

Financement-Québec

2005-2006
Financial Statements

The fair value of Financement-Québec's assets and liabilities as at March 31, 2006 was valued by discounting cash flows at the market rate for similar fixed-rate securities. Interest rate and currency swap contracts are used solely for hedging purposes.

	March 31, 2006		March 31, 2005
	Book value	Fair value	Book value	Fair value
(Millions of dollars)
Borrowings and Advances
Borrowings	9 915	9 856	7 696	7 842
Advances from the Consolidated Revenue Fund	1 011	1 139	1 758	1 934
Currency swap contracts	—	249	—	108
Interest rate swap contracts	—	(20)	—	27

Total for borrowings and advances	10 926	11 224	9 454	9 911

Loans
Total for loans	11 014	11 230	9 539	9 896

The value of other asset and liability financial instruments corresponds essentially to book value in view of their nature or the short-term maturity of these instruments.

7.     CAPITAL STOCK

Description

Authorized:
1 000 000 shares with a face value of $100 each.
Issued and paid for:
1 000 shares	$100 000

The Corporation's shares are held by the Minister of Finance of Québec.

Financement-Québec

2005-2006
Financial Statements

8.     CASH FLOWS

	2006	2005
	(Thousands of dollars)
Cash and cash equivalents
Cash position	100	5 959

	100	5 959

Interest paid by the Corporation during the year amounted to $518 362 498 (2005: $448 997 970).

9.     RELATED PARTY TRANSACTIONS

In addition to the related party transactions already disclosed in the financial statements and recorded at exchange value, the Corporation is related to all the ministries and special funds as well as all the organizations and enterprises controlled directly or indirectly by the Québec government or subject either to joint control or to significant common influence by the Québec government. All the Corporation's business transactions with these related parties were carried out in the normal course of its activities and under usual business conditions. These transactions are not separately disclosed in the financial statements.

10.   COMPARATIVE FIGURES

Some figures shown in the 2004-2005 financial statements have been reclassified for consistency with the presentation adopted in 2005-2006.

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Table of Contents
Financement-Québec 2005-2006 Financial Statements
MANAGEMENT'S REPORT
Financement-Québec 2005-2006 Financial Statements
AUDITOR'S REPORT
Financement-Québec 2005-2006 Financial Statements
FINANCIAL STATEMENTS
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements
Financement-Québec 2005-2006 Financial Statements